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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 21, 1997 included in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.



                                            ARTHUR ANDERSEN LLP


Houston, Texas
June 17, 1999